                                                                    EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of October 4, 1999 by and among Gemstar International Group Limited, a British Virgin Islands corporation ("Parent"), G Acquisition Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and TV Guide, Inc., a Delaware corporation (the "Company").

                                   BACKGROUND

   A. The respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), whereby each issued and outstanding share of the Company's Class A common stock, $0.01 par value per share (the "Company Class A Common Stock") and each issued and outstanding share of the Company's Class B common stock, $0.01 par value (the "Company Class B Common Stock", and together with the Company Class A Common Stock, the "Company Common Stock"), other than shares to be cancelled in accordance with Section 2.1(b), will be converted into the right to receive a certain number of ordinary shares, $0.01 par value per share, of Parent ("Parent Common Stock", which term shall also include any rights attached to such Parent Common Stock to purchase Parent's Series A Junior Participating Preferred Shares), such number to be determined as provided herein.

   B. Pursuant to, and in accordance with, Regulation 127 of Parent's Amended and Restated Articles of Association, as amended ("Parent's Articles"), Section 88 of the International Business Companies Act, 1984 (Cap. 291) of the British Virgin Islands (the "IBCA"), and Section 388 of the DGCL, the Board of Directors of Parent has approved the continuation and domestication of Parent as a corporation organized and incorporated pursuant to the laws of the State of Delaware, such domestication to be effective prior to the Effective Time (as defined below) of the Merger, at which time Parent shall cease to be a corporation organized and incorporated under the laws of the British Virgin Islands, shall continue as a corporation organized and incorporated under the laws of the State of Delaware with the Certificate of Incorporation in the form attached hereto as Exhibit 1.7(a) and the Bylaws in the form attached hereto as
Exhibit 1.7(b) serving as the certificate of incorporation and bylaws of Parent until amended in accordance with the terms thereof and the laws of the State of Delaware (the "Domestication").

   C. The Merger requires the approval of the holders of a majority of the combined voting power of the outstanding shares of the Company Common Stock voting together as a single class (the "Company Stockholder Approval").

   D. The rules of the Nasdaq National Market require that the stockholders of Parent ("Parent Stockholders") approve the issuance of the Parent Common Stock pursuant to this Agreement by the affirmative vote of the holders of a majority of the shares of Parent Common Stock voted at a meeting of Parent Stockholders in person or by proxy and Parent will seek to obtain such approval of the Parent Stockholders of the Domestication as is required by applicable law (collectively, the "Parent Stockholder Approvals" and together with the Company Stockholder Approval, the "Stockholder Approvals").

   E. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

   F. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

   G. Concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, each of Liberty Media Corporation ("Liberty") and The News Corporation Limited ("News Corp."), each an indirect stockholder of the Company (the "Company Significant Stockholders"), has entered into an agreement with Parent (the "Company Voting Agreements"), in the applicable form attached hereto as Exhibits A-1 through A-2, pursuant to which the Company Significant Stockholders have, among other things, agreed (i) to vote their shares of the Company Common Stock in favor of the Merger, and (ii) to take certain other actions as provided therein.

   H. Concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, each of Henry C. Yuen, Elsie Ma Leung, Dynamic Core Holdings Limited and THOMSON multimedia, S.A., each a stockholder of Parent (the "Parent Significant Stockholders"), has entered into an agreement with the Company (the "Parent Voting Agreements"), in the applicable form attached hereto as Exhibits B-1 through B-4, pursuant to which each Parent Significant Stockholder has, among other things, agreed (i) to vote their respective shares of Parent Common Stock in favor of the issuance of the Parent Common Stock and the Domestication pursuant to this Agreement, and (ii) to take certain other actions as provided therein.

   I. Concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, the Company and Parent have entered into a Company Option Agreement (the "Company Option Agreement") pursuant to which the Company shall grant to Parent an option to purchase shares of Company Common Stock as set forth in the Company Option Agreement.

   J. Concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, the Company and Parent have entered into a Parent Option Agreement (the "Parent Option Agreement") pursuant to which Parent shall grant to the Company an option to purchase shares of Parent Common Stock as set forth in the Parent Option Agreement.

                                   AGREEMENT

   In consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.1 The Domestication of Parent. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Regulation 127 of Parent's Articles, Section 88 of the IBCA and Section 388 of the DGCL, prior to the Effective Time of the Merger, Parent shall effect the Domestication. Following the Domestication, Parent shall cease to be a corporation organized pursuant to the laws of the British Virgin Islands.

   Section 1.2 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.4). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company and of Sub in accordance with the DGCL.

   Section 1.3 Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1, the closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Article VI (the "Closing Date"), at the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, 17th Floor, Newport Beach, California, unless another time, date or place is agreed to in writing by the parties hereto.

   Section 1.4 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger substantially in the form of Exhibit 1.4 (the "Certificate of Merger") with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be specified in the Certificate of Merger by mutual agreement of Parent, Sub and the Company, being the "Effective Time").

   Section 1.5 Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   Section 1.6 Certificate of Incorporation and Bylaws of Surviving Corporation. The Certificate of Incorporation of the Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "TVG, Inc." or such other name as the parties hereto may agree. The Bylaws of Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

   Section 1.7 Certificate of Incorporation and Bylaws of Parent. Following the Domestication and at the Effective Time, the Certificate of Incorporation in the form attached hereto as Exhibit 1.7(a) shall be the Certificate of Incorporation of Parent and shall remain in effect until duly amended in accordance with the terms thereof and the laws of the State of Delaware. Following the Domestication and at the Effective Time, the Bylaws in the form attached hereto as Exhibit 1.7(b) shall be the Bylaws of Parent (the "Bylaws of

Parent") and shall remain in effect until duly amended in accordance with the terms thereof and the laws of the State of Delaware.

   Section 1.8 Directors. At the Effective Time, the directors of the Company immediately prior to the Effective Time shall be deemed to have resigned at such time and the persons whose names are set forth on Exhibit 1.8 shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

   Section 1.9 Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall continue to serve as the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

   Section 1.10 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized, so long as such action is not in conflict with this Agreement, to execute and deliver, in the name and on behalf of Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

   Effect of the Merger on the Capital Stock of the Constituent Corporations;
                            Exchange of Certificates

   Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company, or the holders of any shares of the Company Common Stock or any shares of capital stock of Sub:

      (a) Capital Stock of Sub. Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

      (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of the Company Common Stock that is owned by the Company and each share of the Company Common Stock that is owned by Parent or Sub immediately prior to the Effective Time shall automatically be cancelled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.

      (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding as of the Effective Time, other than shares to be cancelled in accordance with Section 2.1(b), shall be converted, subject to Section 2.1(e) and 2.2(e), into .6573 shares (the "Exchange Ratio") of Parent Common Stock (including all rights attached thereto). As of the Effective Time, all such shares of the Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holders of certificates or instruments previously evidencing such shares of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto except as otherwise provided herein or by law. Each certificate previously representing the Company Common Stock shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which the Company Common Stock was converted in the Merger. Such certificates previously representing shares of the Company Common Stock shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.2, without interest. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

      (d) Stock Options. At the Effective Time, all options to purchase the Company Common Stock (each, a "Company Stock Option") then outstanding under the TV Guide, Inc. Stock Option Plan for Non-Employee Directors and the TV Guide, Inc. Equity Incentive Plan (collectively, the "Company Stock Option Plans") shall be assumed by Parent in accordance with Section 5.4 hereof.

      (e) Adjustment to Exchange Ratio. If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted. Nothing in this Section 2.1(e) shall be construed to relieve the parties from their respective obligations under Section 4.1 below.

   Section 2.2  Exchange of Certificates.

   (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with American Stock Transfer and Trust Company, as exchange agent for Parent Common Stock (the "Exchange Agent") as of the Effective Time (or otherwise when requested by the Exchange Agent from time to time in order to effect any exchange pursuant to this Section 2.2), for the benefit of the holders of shares of the Company Common Stock for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of the Company Common Stock (such certificates representing shares of Parent Common Stock together with any dividends or distributions with respect thereto, being collectively referred to as the "Exchange Fund"), and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section
2.2 (e). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section
2.1 out of the Exchange Fund. Except as contemplated by Section 2.2(e), the Exchange Fund shall not be used for any other purpose.

   (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock (for convenience of reference, the certificates of the Company Common Stock are referred to as the "Certificates"), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, and the holder of such Certificate shall be entitled to receive in exchange therefor a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of the Company Common Stock formerly evidenced by such Certificate (after taking into account the provisions of this Agreement and all shares of the Company Common Stock then held of record by such holder), cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of the Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate, accompanied by all documents required to evidence and effect such transfer, shall be properly endorsed with signature guarantee or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate evidencing whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c). No interest will be paid or will accrue on any cash payable pursuant to Section 2.2(c) or 2.2(e).

   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made on or after the Effective Time with respect to Parent Common Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), in each case until the surrender of such Certificate in accordance with this
Article II. Subject to the effect of applicable escheat laws, following surrender of such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any such cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

   (d) No Further Ownership Rights in the Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of the Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of the Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to surrender. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of the Company Common Stock, or transfer or exercise of the Company Stock Options thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, Parent or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

   (e)  No Fractional Shares.

        (i) No Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

        (ii) Each holder of a Certificate issued and outstanding at the Effective Time who would otherwise be entitled to receive a fractional share of Parent Common Stock upon surrender of such Certificate for exchange pursuant to this Article II (after taking into account all shares of Company Common Stock then held by such holder) shall receive, in lieu thereof, cash in an amount equal to the value of such fractional share, which shall be equal to the fraction of a share of Parent Common Stock that would otherwise be issued multiplied by the average closing price for a share of Parent Common Stock on the Nasdaq National Market (as reported in The Wall Street Journal) during the 20 consecutive trading days ending on the third trading day prior to the Effective Time.

      (iii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Certificates subject to and in accordance with the terms of Section 2.2(c).

   (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look as a general creditor only to Parent for payment of the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock to which they are entitled.

    (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any holder of shares of the Company Common Stock, or Stock Options for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

    (i) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(c).

                                  ARTICLE III

                         Representations and Warranties

   Section 3.1 Representations and Warranties of the Company. Notwithstanding anything herein to the contrary, no representation is or shall be considered to have been made with respect to any litigation, claims or disputes between the Company and Parent or their respective subsidiaries, the merits of any such claim or merits of defenses related thereto, based on the intellectual property of the Company or Parent or their respective subsidiaries. Except as included in, or filed in connection with, the Company SEC Documents (as defined in Section 3.1(e)) which are Publicly Available ("Publicly Available" means documents filed with the SEC that are publicly available on or before August 31, 1999, which shall be deemed to include exhibits to documents filed with the SEC for which confidential treatment has been sought) or on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

      (a) Organization, Standing and Corporate Power. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a "material adverse effect" (as defined in Section 8.3(d)) on the Company.

      (b) Subsidiaries. The Company Disclosure Schedule lists each subsidiary of the Company and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. The shares of capital stock, membership interests and partnership interests, as applicable, of each such subsidiary that is owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, are owned free and clear of all liens. Except for (i) the capital stock of its subsidiaries that are corporations, and (ii) except for the membership interests or partnership interests of its subsidiaries that are limited liability companies or partnerships, and (iii) except for investments in marketable securities, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

      (c) Capital Structure. The authorized capital stock of the Company consists of 650,000,000 shares of the Company Class A Common Stock, 300,000,000 shares of the Company Class B Common Stock, and 2,000,000 shares of the Company's Preferred Stock, $0.01 par value. At the close of business on September 30, 1999, (i) 77,126,612 shares of the Company Class A Common Stock were issued and outstanding and 74,993,176 shares of the Company Class B Common Stock were issued and outstanding, (ii) no shares of the Company Common Stock were held by the Company in its treasury, (iii) 4,253,584 shares of the Company Common Stock were reserved for issuance upon exercise of the outstanding Company Stock Options, and (iv) 1,861,894 shares of the Company Common Stock were reserved for issuance upon exercise of Company Stock Options available for grant under the Company Stock Option Plans. As of September 30, 1999, there are no shares of the Company's Preferred Stock issued or outstanding. Except as set forth above, at the close of business on September 30, 1999, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All options to purchase shares of Company Common Stock were granted under the Company Stock Option Plans. There are no outstanding stock appreciation rights of the Company and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of the Company. All outstanding shares of capital stock of the Company are, and all shares which may be issued upon the exercise of Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above and except for the Company Option Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Company or any of its subsidiaries. Except for revenue sharing arrangements in license agreements entered into in the ordinary course of business, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of the Company or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of the Company based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause the Company or any of its subsidiaries to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or which otherwise relate to the registration of any securities of the Company. Neither the Company nor any of its subsidiaries owns of record or beneficially any shares of Parent Common Stock.

      (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and the Company Ancillary Agreements (as defined in Section 8.3(c) hereof) and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement and the Company Ancillary Agreements. The execution and delivery of this Agreement and the Company Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Company Ancillary Agreements have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval of this Agreement.
   This Agreement and the Company Ancillary Agreements have been duly executed and delivered by the Company and constitute a valid and binding obligation of the

   Company, enforceable against the Company in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies. The execution and delivery of this Agreement and the Company Ancillary Agreements do not, and the consummation of the transactions contemplated by this Agreement and the Company Ancillary Agreements and compliance with the provisions of this Agreement and the Company Ancillary Agreements will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under,
   (i) the certificate of incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries,
   (ii) the Exclusive Affiliation Agreement between TV Guide Interactive, Inc. and Satellite Services, Inc., dated March 4, 1999, (iii) subject to the governmental filings and other matters referred to in the following sentence, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (iii) or (iv), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) have a material adverse effect on the Company,
   (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement and the Company Ancillary Agreements or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and the Company Ancillary Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement and the Company Ancillary Agreements by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Company Ancillary Agreements, except for (i) the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice (the "Specified Agencies") of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Proxy Statement (as defined in Section 5.1) and (y) such reports under Sections 13(a), 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Company Ancillary Agreements and the transactions contemplated by this Agreement and the Company Ancillary Agreements, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) any filings with the Federal Communications Commission (the "FCC") or any filings with the United States Committee of Foreign Investments pursuant to the Exxon-Florio Amendment to the Defense Protection Act of 1988 ("Exxon-Florio"), and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under (x) the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (y) the "takeover" or "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and the Company Ancillary Agreements.

      (e) SEC Documents; Financial Statements. The Company has filed with the SEC all required reports and forms and other documents (the "Company SEC Documents"). As of their respective dates, except as subsequently amended in a Publicly Available Company SEC Document, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, to Company's knowledge, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Publicly Available Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its consolidated subsidiaries taken as a whole.

      (f) Contracts. The Company has no executory agreement, contract, arrangement or other obligation (i) with an affiliate (including with any officer or director) of the Company (whether such executory agreement, contract, arrangement or other obligation is oral or written) which would be required by Rule 601 of SEC Regulation S-K to be filed as an exhibit to an Annual Report on Form 10-K, or (ii) to sell, dispose or acquire a "Significant Subsidiary," as such term is defined in Rule 1-02 of SEC Regulation S-X.

      (g) Absence of Certain Changes or Events. (a) Since June 30, 1998, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a material adverse effect on the Company, and (b) from December 31, 1998 to the date of this Agreement, (i) each of the Company and its subsidiaries has conducted its businesses in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any change by the Company or any of its subsidiaries in its accounting policies, practices and procedures having an overall material adverse effect on its assets, liabilities or earnings, except as required by GAAP, (B) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or the Company), or (C) any increase in the compensation payable or to become payable to any corporate officer or heads of divisions of the Company or any of its subsidiaries whose annual base compensation exceeds $500,000, except in the ordinary course of business consistent with past practice or as required by employment agreements in effect as of the date hereof.

      (h) Litigation. There is no suit, action, investigation, audit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i), (ii) or (iii).

      (i) Absence of Changes in Benefit Plans. Except (i) as would not have, in the aggregate, a material adverse effect on the Company, or (ii) as required by applicable law, since March 1, 1999, no collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (collectively, "Benefit Plans") has been adopted or amended by the Company or its subsidiaries which provides benefits to any current or former employee, officer or director of the Company or any of its subsidiaries. There exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former officer or director of the Company or any of its subsidiaries as to which unsatisfied or potential obligations of the Company exist which individually are greater than $500,000 per year. Except as would not have, in the aggregate, a material adverse effect on the Company and except as contemplated by this Agreement, since March 1, 1999, neither the Company nor any of its subsidiaries has taken any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or officer or for the benefit of employees generally.

      (j)  ERISA Compliance.

           (i) The Company has made, or shall if requested make, available to Parent true, complete and correct copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in
      Section 3(1) of ERISA) and all other Benefit Plans currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Company Commonly Controlled Entity"), including all employment, termination, severance or other contracts for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries as to which unsatisfied or potential obligations of the Company which individually are greater than $500,000 per year exist. The Company has made, or shall if requested make, available to Parent true, complete and correct copies of (v) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each of its Benefit Plans (if any such report was required), (w) the most recently prepared actuarial report for each such Benefit Plan (if any such report was required), (x) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required under ERISA, (y) the most recently received Internal Revenue Service determination letter for each such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and (z) each trust agreement and group annuity contract relating to any such Benefit Plan.

           (ii) Except as would not have, in the aggregate, a material adverse effect on the Company, each of the Company's and its subsidiaries' Benefit Plans has been administered in accordance with its terms. Except as would not have, in the aggregate, a material adverse effect on the Company, the Company, each of its subsidiaries and all such Benefit Plans are in compliance with applicable provisions of ERISA and the Code.

           (iii) All of the Company's and its subsidiaries' Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code and, to the knowledge of the Company, no such determination letter has been revoked nor has revocation of such determination letter been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that could reasonably be expected to adversely affect its qualification or materially increase its costs.

           (iv) No Pension Plan that the Company or any of its subsidiaries maintains is subject to Title IV of ERISA.

           (v) To the knowledge of the Company, none of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Company's or its subsidiaries' Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could reasonably be expected to subject the Company, or any of its subsidiaries or any officer of the Company or any of its subsidiaries, to tax or penalty under ERISA, the Code or other applicable law that, except as would not have, in the aggregate, a material adverse effect on the Company, has not been corrected. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.

           (vi) Without regard to Company Stock Options, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of the Company or any subsidiary of the Company or the beneficiary or dependent of any such employee or former employee.

           (vii) With respect to any of the Company's or any of its subsidiaries' Benefit Plans that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (z) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without a material adverse effect on the Company.

           (viii) Except as would not have, in the aggregate, a material adverse effect on the Company, no Company Commonly Controlled Entity has incurred any material liability to a Pension Plan of the Company or any of its subsidiaries (other than for contributions not yet due).

      (k)  Taxes.

           (i) To the Company's knowledge and except as would not have, in the aggregate, a material adverse effect on the Company, (A) each of the Company and its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time; (B) all such returns and reports are and will be true, complete and correct in all material respects; (C) the Company and each of its subsidiaries has paid and discharged (or the Company has paid and discharged on such subsidiary's behalf) all taxes due from them, other than such taxes as are being or will be contested in good faith by appropriate proceedings and are, in the judgment of the management of the Company, adequately reserved for on the most recent financial statements contained in the Publicly Available Company SEC Documents filed prior to the date of this Agreement; (D) the most recent financial statements contained in the Company SEC Documents filed prior to the date of this Agreement properly reflect in accordance with GAAP all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

           (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the Internal Revenue Service (the "IRS") or any other taxing authority or agency against the Company, or any of its subsidiaries which, if resolved against the Company or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect upon the Company. Neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of any taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

           (iii) Neither the Company nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (iv) Neither the Company nor any of its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2). Each of the Company and its subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662. Neither the Company nor any of its subsidiaries is a party to any tax allocation or tax sharing agreement. Neither the Company nor any of its subsidiaries has any liability for the taxes of any person (other than any of the Company and its subsidiaries) under Treasury Regulation Section 1.1502 -6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

           (v) As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, of any nature whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto. Notwithstanding the definition of "subsidiary" set forth in Section 8.3(g) of this Agreement, for the purposes of this Section 3.1(k), references to the Company and each of its subsidiaries shall include former subsidiaries of the Company for the periods during which any such corporations were included in the consolidated federal income tax return of the Company.

      (l)  Compliance with Applicable Laws.

           (i) Each of the Company and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on the Company. To the knowledge of the Company, no Governmental Entity is considering limiting, suspending or revoking any of the Company's or its subsidiaries' Permits. The Company and its subsidiaries are in compliance with (and have not violated) all applicable statutes, laws, ordinances, rules, orders and regulations (including, without limitation, those relating to safety, hiring, promotion or pay of employees) of any Governmental Entity, except for noncompliance which individually or in the aggregate would not have a material adverse effect on the Company.

           (ii) To the knowledge of the Company, the Company and each of its subsidiaries is, and has been, and each of the Company's former subsidiaries, while subsidiaries of the Company, was, in compliance in all material respects with all applicable Environmental Laws, except for noncompliance which individually or in the aggregate would not have a material adverse effect on the Company. The term "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, policy, guideline, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, including the requirement to register underground storage tanks, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Material (as defined below) into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly owned treatment works, septic systems or land; or (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

           (iii) During the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of the Company, any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, to the knowledge of the Company, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. The term "Hazardous Material" means (A) hazardous materials, contaminants, constituents, medical wastes, hazardous or infectious wastes and hazardous substances as those terms are defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 9601 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq. and the Clean Air Act, 42 U.S.C. (S) 7401 et seq.,
      (B) petroleum, including crude oil and any fractions thereof, (C) natural gas, synthetic gas and any mixtures thereof, (D) asbestos and/or asbestos-containing material and (E) polychlorinated biphenyls ("PCBs") or materials or fluids containing PCBs in excess of 50 ppm.

      (m) Brokers. Except for Merrill Lynch & Co., Inc., the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      (n) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch & Co., Inc., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the Company's stockholders, other than Liberty, News Corp., Parent and their respective affiliates, from a financial point of view, and a signed copy of such opinion has been delivered to Parent.

      (o) Voting Requirements. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

      (p) Noncompetition. The Company and its subsidiaries are not subject to any restriction of competition with respect to their respective businesses.

      (q) Intellectual Property. Except as would not have, in the aggregate, a material adverse effect on the Company, the Company and each of its subsidiaries owns or possesses adequate and enforceable licenses or other rights to use all patents, trade secrets, trade names, trademarks, inventions and processes used in and material to the business of the Company or such subsidiary as currently conducted, and such licenses and rights will not be affected by the consummation of the Merger. Neither the Company nor any of its subsidiaries has received any written notice or charge of patent, trademark or copyright infringement which asserts the rights of others with respect to such licenses and rights which is reasonably likely to have a material adverse effect on the Company. Except as would not have, in the aggregate, a material adverse effect on the Company, the Company owns or rightfully possesses (i) the source code, recorded on computer magnetic media and in written form, for its information systems programs, including both the information systems programs themselves and the product related infrastructure (the "Company Software"), and (ii) all commentary, explanations, specifications, documentation, proprietary information, test programs and program specifications, compiler and assembler descriptions of proprietary or third party system utilities, and descriptions of system/program generation and programs not owned by the Company but required for use or support, relating to the Company Software that are reasonably necessary for the Surviving Corporation to maintain and enhance the Company Software, and to provide a commercially standard level of service and support to users of the Company Software without the aid of any other party and without use of any other material.

      (r)  Year 2000 Compliance.

           (i) The Company does not believe that the cost of required modifications to its Company Systems to make the Company Year 2000 Compliant will have a material adverse effect on the Company.

           (ii) For purposes of this Section 3.1(r), (i) "Company Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within the current products of the Company and its subsidiaries, and/or material to or necessary for the Company and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Company Year 2000 Compliant" means that Company Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the years 1999 and 2000.

      (s) Stockholders' Agreement. News Corp. and Liberty have entered into the Stockholders' Agreement (the "Stockholders' Agreement") with Parent and Henry C. Yuen attached hereto as Exhibit 3.1(s), which agreement shall become binding and enforceable effective only upon the Effective Time.

   Section 3.2 Representations and Warranties of Parent and Sub. Notwithstanding anything herein to the contrary, no representation is or shall be considered to have been made with respect to any litigation claims or disputes between the Company and Parent or their respective subsidiaries, the merits of any such claim or merits of defenses related thereto, based on the intellectual property of the Company or Parent or their respective subsidiaries. Except as included in, or filed in connection with, the Parent SEC Documents (as defined in Section 3.2(e)) or reports, forms and other documents filed with the SEC by StarSight Telecast, Inc., in each case, which are Publicly Available or on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

      (a) Organization, Standing and Corporate Power. Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Parent.

      (b) Subsidiaries. The Parent Disclosure Schedule lists each subsidiary of the Parent and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock, membership interests and partnership interests, as applicable, of each such subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. The shares of capital stock of each such subsidiary that is owned by the Parent, by another subsidiary of the Parent or by the Parent and another such subsidiary, are owned free and clear of all liens. Except for (i) the capital stock of its subsidiaries that are corporations, and (ii) except for the membership interests or partnership interests of its subsidiaries that are limited liability companies or partnerships, and (iii) except for investments in marketable securities, Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

      (c) Capital Structure. The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, par value $.01 per share, and 50,000,000 preference shares, par value $.01 per share ("Parent Preference Shares") of which 10,000,000 shares have been designated Series A Junior Participating Preference Shares. At the close of business on September 30, 1999, (i) 100,354,000 shares of Parent Common Stock and no shares of Parent Preference Shares were issued and outstanding, (ii) 1,395,000 shares of Parent Common Stock were held by Parent in its treasury, (iii) 25,372,000 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding employee stock options ("Parent Stock Options") to purchase shares of Parent Common Stock under the Parent Stock Incentive Plan (as defined below), and (iv) 7,695,000 shares of the Parent Common Stock were reserved for issuance upon exercise of Parent Stock Options available for grant under the Parent Stock Incentive Plan. Except as set forth above, at the close of business on September 30, 1999, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. All options to purchase shares of Parent Common Stock were granted under the Gemstar International Group Limited 1994 Stock Incentive Plan (the "Parent Stock Incentive Plan"). There are no outstanding stock appreciation rights of Parent and no outstanding limited stock appreciation rights or other rights to redeem for cash options or warrants of Parent. All outstanding shares of capital stock of Parent are, and all shares which may be issued upon the exercise of stock options will be, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above and except for the Parent Option Agreement, as of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of Parent or any of its subsidiaries. Except for revenue arrangements in license agreements entered into in the ordinary course of business, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues, earnings or financial performance of Parent or any of its subsidiaries or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of Parent based upon revenues generated by them without augmentation as a result of the transactions contemplated hereby) or to cause Parent or any of its subsidiaries to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of Parent. As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any liens. Neither Parent nor any of its subsidiaries owns of record or beneficially any shares of Company Common Stock.

      (d) Authority; Noncontravention. Parent and Sub have the requisite corporate power and authority to enter into this Agreement and the Parent Ancillary Agreements (as defined in Section 8.3(e)) and, subject to the Parent Stockholder Approvals, to consummate the transactions contemplated by this Agreement and the Parent Ancillary Agreements, including to effect the Domestication. The execution and delivery of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions contemplated by this Agreement and the Parent Ancillary Agreements, including effecting the Domestication, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the Parent Stockholder Approvals. This Agreement and the Parent Ancillary Agreements have been duly executed and delivered by Parent and Sub and constitute a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and
   (ii) the availability of injunctive relief and other equitable remedies. The execution and delivery of this Agreement and the Parent Ancillary Agreements does not, and the consummation of the transactions contemplated by this Agreement and the Parent Ancillary Agreements and compliance with the provisions of this Agreement and the Parent Ancillary Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) Parent's amended and restated memorandum of association or articles of association or Sub's articles of incorporation or by-laws or the comparable charter or organizational documents of any other subsidiary of

   Parent, (ii) the grant of rights to Parent or its applicable subsidiary of the Levine '713 and Reiter '578 Patents, (iii) subject to the governmental filings and other matters referred to in the following sentence, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (iii) or
   (iv), any such conflicts violations, defaults, rights or liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations under this Agreement and the Parent Ancillary Agreements or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and the Parent Ancillary Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement and the Parent Ancillary Agreements or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement and the Parent Ancillary Agreements, except for (i) the filing with the Specified Agencies of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (x) the Form S-4 (as defined in Section 5.1 hereof) and (y) such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the Parent Ancillary Agreements and the transactions contemplated by this Agreement and the Parent Ancillary Agreements, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) the filing of the Certificate of Domestication and Certificate of Incorporation of Parent with the Delaware Secretary of State, (v) filings required under the laws of the British Virgin Islands in connection with the Domestication,
   (vi) any required filings with the FCC or the United States Committee of Foreign Investments pursuant to Exxon-Florio, and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under (x) the laws of any foreign country in which the Company or any of its subsidiaries conducts any business or owns any property or assets or (y) the "takeover" or "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement and the Parent Ancillary Agreements.

      (e) SEC Documents; Financial Statements. Parent has filed with the SEC all required reports and forms and other documents (the "Parent SEC Documents"). As of their respective dates, except as subsequently amended in a Publicly Available Parent SEC Document, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and, to Parent's knowledge, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 6-K and Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the Publicly Available Parent SEC Documents, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent and its consolidated subsidiaries taken as a whole.

      (f) Contracts. Parent has no executory agreement, contract, arrangement or other obligation (i) with an affiliate (including with any officer or director) of Parent (whether such executory agreement, contract, arrangement or other obligation is oral or written) which would be required by Rule 601 of SEC Regulation S-K to be filed as an exhibit to an Annual Report on Form 10-K, or (ii) to sell, dispose or acquire a "Significant Subsidiary," as such term is defined in Rule 1-02 of SEC Regulation S-X.

      (g) Absence of Certain Changes or Events. (a) Since June 30, 1998, there has not been any change, event or circumstance which, when taken individually or together with all other changes, events or circumstances, has had or would have a material adverse effect on Parent or Sub, and (b) from June 30, 1998 to the date of this Agreement, (i) each of the Parent and its subsidiaries has conducted its businesses in the ordinary course and in a manner consistent with past practice and (ii) there has not been (A) any change by Parent or any of its subsidiaries in its accounting policies, practices and procedures having an overall material adverse effect on its assets, liabilities or earnings, except as required by GAAP, (B) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Parent or any of its subsidiaries (other than cash dividends payable by any wholly owned subsidiary to another subsidiary or Parent), or
   (C) any increase in the compensation payable or to become payable to any corporate officer or heads of divisions of Parent or any of its subsidiaries whose annual base compensation exceeds $500,000, except in the ordinary course of business consistent with past practice or as required by employment agreements in effect as of the date hereof.

      (h) Litigation. There is no suit, action, investigation, audit or proceeding pending, or to the knowledge of Parent, threatened against Parent or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on Parent, (ii) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which is reasonably likely to have any effect referred to in the foregoing clauses
   (i), (ii) or (iii).

      (i) Absence of Changes in Benefit Plans. Except (i) as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, or (ii) as required by applicable law, since March 1, 1999, no collective bargaining agreement or any Benefit Plans has been adopted or amended by the Parent or its subsidiaries which provides benefits to any current or former employee, officer or director of Parent or any of its subsidiaries. There exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between Parent or any of its subsidiaries and any current or former officer or director of Parent or any of its subsidiaries as to which unsatisfied or potential obligations of Parent exist which individually are greater than $500,000 per year. Except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries and except as contemplated by this Agreement, since March 1, 1999, neither Parent nor any of its subsidiaries has taken any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or officer or for the benefit of employees generally.

      (j)  ERISA Compliance.

           (i) Parent has made, or shall if requested make, available to the Company true, complete and correct copies of all "employment pension benefit plans" (as defined in Section 3(2) of ERISA, "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans currently maintained, or contributed to, or required to be maintained or contributed to, by Parent or any other person or entity that, together with Parent, is treated as a single employer under Section 414(b), (c), (m), or (o) of the Code (each a "Parent Commonly Controlled Entity"), including all employment, termination, severance or other contracts for the benefit of any current or former employees, officers or directors of Parent or any of its subsidiaries as to which unsatisfied or potential obligations of Parent which individually are greater than $500,000 per year exist. Parent has made, or shall if requested make, available to the Company true, complete and correct copies of (v) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each of its Benefit Plans (if any such report was required), (w) the most recently prepared actuarial report for each such Benefit Plan (if any such report was required), (x) the most recent summary plan description for each such Benefit Plan for which such summary plan description is required under ERISA, (y) the most recently received Internal Revenue Service determination letter for each such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and (z) each trust agreement and group annuity contract relating to any such Benefit Plan.

           (ii) Except as would not have, in the aggregate, a material adverse effect on Parent, each of Parent's and its subsidiaries' Benefit Plans has been administered in accordance with its terms. Except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, Parent, each of its subsidiaries and all such Benefit Plans are in compliance with applicable provisions of ERISA and the Code.

           (iii) All of Parent's and its subsidiaries' Pension Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code and, to the knowledge of Parent and Sub, no such determination letter has been revoked nor has revocation of such determination letter been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that could reasonably be expected to adversely affect its qualification or materially increase its costs.

           (iv) No Pension Plan that Parent or any of its subsidiaries maintains is subject to Title IV of ERISA.

           (v) To the knowledge of Parent, none of Parent, any of its subsidiaries, any officer of Parent or any of its subsidiaries or any of Parent's or its subsidiaries' Benefit Plans which are subject to ERISA, including, without limitation, its Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could reasonably be expected to subject Parent, or any of its subsidiaries or any officer of Parent or any of its subsidiaries, to tax or penalty under ERISA, the Code or other applicable law that, except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, has not been corrected. Neither any of such Benefit Plans nor any of such trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years.

           (vi) The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits payable to or in respect of any employee or former employee of Parent or any subsidiary of Parent or the beneficiary or dependent of any such employee or former employee.

           (vii) With respect to any of Parent's or any of its subsidiaries' Benefit Plans that is an employee welfare benefit plan, (x) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, (y) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (z) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without a material adverse effect on Parent.

           (viii) Except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries, no Parent Commonly Controlled Entity has incurred any material liability to a Pension Plan of Parent or any of its subsidiaries (other than for contributions not yet due).

      (k)  Taxes.

           (i) To Parent's knowledge and except as would not have, in the aggregate, a material adverse effect on Parent or any of its subsidiaries,
      (A) each of Parent and its subsidiaries has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it through the date hereof and shall timely file all such returns and reports required to be filed on or before the Effective Time; (B) all such returns and reports are and will be true, complete and correct in all material respects; (C) Parent and each of its subsidiaries has paid and discharged (or Parent has paid and discharged on such subsidiary's behalf) all taxes due from them, other than such taxes as are being or will be contested in good faith by appropriate proceedings and are, in the judgment of the management of Parent, adequately reserved for on the most recent financial statements contained in the Publicly Available Parent SEC Documents filed prior to the date of this Agreement; (D) the most recent financial statements contained in the Parent SEC Documents filed prior to the date of this Agreement reflect an adequate reserve in accordance with GAAP for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

           (ii) No claim or deficiency for any taxes has been proposed, threatened, asserted or assessed by the IRS or any other taxing authority or agency against Parent or any of its subsidiaries which, if resolved against Parent or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect on Parent. Except in connection with the tax audit disclosed in Publicly Available Parent SEC Documents filed prior to the date of this Agreement, neither the Parent nor any of its subsidiaries has waived any statute of limitations in respect of any taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

           (iii) Neither Parent nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

           (iv) Neither Parent nor any of its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither Parent nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2). Each of Parent and its subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Section 6662. Neither Parent nor any of its subsidiaries is a party to any tax allocation or tax sharing agreement. Neither Parent nor any of its subsidiaries has any liability for the taxes of any person (other than any of Parent and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

      (l)  Compliance with Applicable Laws.

           (i) Each of Parent and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on Parent. To the knowledge of Parent, no Governmental Entity is considering limiting, suspending or revoking any of the Parent's or its subsidiaries' Permits. Parent and its subsidiaries are in compliance with (and have not violated) all applicable statutes, laws, ordinances, rules, orders and regulations (including, without limitation, those relating to safety, hiring, promotion or pay of employees) of any Governmental Entity, except for noncompliance which individually or in the aggregate would not have a material adverse effect on Parent.

           (ii) To the knowledge of Parent, Parent and each of its subsidiaries is, and has been, and each of Parent's former subsidiaries, while subsidiaries of Parent, was, in compliance in all material respects with all applicable Environmental Laws, except for noncompliance which individually or in the aggregate would not have a material adverse effect on Parent.

           (iii) During the period of ownership or operation by Parent and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no releases of Hazardous Material in, on, under or affecting such properties or, to the knowledge of Parent, any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on Parent. Prior to the period of ownership or operation by Parent and its subsidiaries of any of their respective current or previously owned or leased properties, to the knowledge of Parent, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported, shipped or disposed of from, such current or previously owned or leased properties, and there were no releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on Parent.

      (m) Brokers. Except for Lazard Freres & Co. LLC, the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

      (n) Opinion of Financial Advisor. Parent has received the opinion of Lazard Freres & Co. LLC, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to Parent from a financial point of view, and a signed copy of such opinion has been delivered to the Company.

      (o) Voting Requirements. The Parent Stockholder Approvals are the only votes of the holders of any class or series of Parent's securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

      (p) Noncompetition. Parent and its subsidiaries are not subject to any restriction of competition with respect to their respective businesses.

      (q) Intellectual Property. Except as would not have, in the aggregate, a material adverse effect on Parent, Parent and each of its subsidiaries owns or possesses adequate and enforceable licenses or other rights to use all patents, trade secrets, trade names, trademarks, inventions and processes used in and material to the business of Parent or such subsidiary as currently conducted, and such licenses and rights will not be affected by the consummation of the Merger. Neither Parent nor any of its subsidiaries has received any written notice or charge of patent, trademark or copyright infringement which asserts the rights of others with respect to such licenses and rights which is reasonably likely to have a material adverse effect on the Parent. Except as would not have, in the aggregate, a material adverse effect on Parent, Parent owns or rightfully possesses (i) the source code, recorded on computer magnetic media and in written form, for its information systems programs, including both the information systems programs themselves and the product related infrastructure (the "Parent Software") and (ii) all commentary, explanations, specifications, documentation, proprietary information, test programs and program specifications, compiler and assembler descriptions of proprietary or third party system utilities, and descriptions of system/program generation and programs not owned by Parent but required for use or support, relating to the Parent Software that are reasonably necessary for the Parent to maintain and enhance the Parent Software, and to provide a commercially standard level of service and support to users of the Parent Software without the aid of any other party and without use of any other material.

      (r)  Year 2000 Compliance.

           (i) Parent does not believe that the cost of required modifications to its Parent Systems to make the Parent Year 2000 Compliant will have a material adverse effect on the Parent.

           (ii) For purposes of this Section 3.2(r), (i) "Parent Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within the current products of Parent and its subsidiaries, and/or material to or necessary for Parent and its subsidiaries to carry on their respective businesses as currently conducted; and (ii) "Parent Year 2000 Compliant" means that Parent Systems will (A) manage, accept, process, store and output data involving dates reasonably expected to be encountered in the foreseeable future and (B) accurately process date data from, into and between the 20th and 21st centuries and each date during the years 1999 and 2000.

      (s)  Interim Operations of Sub.

           (i) Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

           (ii) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Sub has not and will not have incurred, directly or indirectly, through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

      (t) Stockholders' Agreement. Parent and Henry C. Yuen have entered into the Stockholders' Agreement attached hereto as Exhibit 3.1(s), which agreement shall become binding and effective only upon the Effective Time.

      (u) Yuen Amendment. Henry C. Yuen, Parent and Gemstar Development Corporation ("GDC") have entered into the amendment (the "Yuen Amendment") attached hereto as Exhibit 3.2(u) to the Employment Agreement, dated January 7, 1998, by and among Henry C. Yuen, Parent and GDC (the "Yuen Employment Agreement"), which amendment shall become effective only upon the Effective Time.

                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

   Section 4.1  Conduct of Business.

   (a) Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Between the date of this Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, except (1) as contemplated by this Agreement,
(2) as set forth in Section 4.1(a) of the Company Disclosure Schedule, or (3) with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall not permit any of its subsidiaries to:

        (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, provided, however, that with respect to clause (C) only, the Company may take such actions in an aggregate amount not to exceed $50 million in addition to any such actions taken as required by the proviso in
   Section 4.1(a)(ii)(E) to offset issuances of capital stock in an acquisition permitted under Section 4.1(a)(iv) or as may be necessary to satisfy the condition set forth in Section 6.2(d);

        (ii) (x) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (y) amend or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement) or (z) accelerate the vesting of any of the Company Stock Options except for Company Stock Options granted on or before January 1, 1999 in each case other than (A) the issuance of the Company Common Stock upon the exercise of Company Stock Options outstanding under the Company Stock Option Plans on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement, (B) the grant of stock options to employees and directors to purchase up to 1,771,376 shares of Company Common Stock pursuant to the Company Stock Option Plans as in effect on the date of this Agreement (as the same may be amended to increase the number of shares of Company Common Stock which may be the subject of awards thereunder), and the issuance of Company Common Stock upon the exercise thereof, (C) the grant of stock options to employees to purchase up to 50,000 shares of Company Common Stock pursuant to the TV Guide, Inc. Equity Incentive Plan as in effect on the date of this Agreement (as the same may be amended to increase the number of shares of Company Common Stock which may be the subject of awards thereunder); provided, however, that no single employee may be granted options to purchase more than 10,000 shares of Company Common Stock pursuant to this clause (C),
   (D) the grant of stock options (with the prior consent of Parent, which consent shall not be unreasonably withheld) to new employees of the Company hired after the date hereof to purchase up to 200,000 shares of Company Common Stock pursuant to the TV Guide, Inc. Equity Incentive Plan as in effect on the date of this Agreement (as the same may be amended to increase the number of shares of Company Common Stock which may be the subject of awards thereunder), and (E) the issuance of Company Common Stock in connection with a transaction not prohibited by Section 4.1(a)(iv); provided, however, that stock issuances in connection with a transaction permitted under Section 4.1(a)(iv) hereof may not exceed the number of shares of Company Common Stock purchased by the Company after the date hereof;

        (iii) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents;

        (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof; provided, however, that the Company and its subsidiaries may enter into such transactions (in addition to those listed on Schedule 4.1(a)), other than with an affiliate, if the purchase price and required capital contributions therefor (whether consisting of cash or Company Common Stock or a combination of both) do not exceed, in the aggregate, $200 million (the "Company Acquisition Basket"), and if such transactions would not be reasonably likely to prevent or materially delay the consummation of the Merger;

        (v) mortgage or otherwise encumber or subject to any lien (a non-exclusive license shall not be considered a mortgage, encumbrance or lien), or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business consistent with past practice or other sales that, exclusive of the transactions listed on Schedule 4.1(a) of the Company Disclosure Schedule, do not exceed in the aggregate, $50 million;

        (vi) dispose of, pledge or encumber any of the Company's or its subsidiaries' intellectual property, except through non-exclusive license agreements;

        (vii) except in the ordinary course of business, (A) increase the rate or terms of compensation payable or to become payable generally to any of the Company's or any of its subsidiaries' directors, executive officers, or employees other than usual and customary salary increases to non-management employees, (B) pay or agree to pay any pension, retirement allowance or other employee benefit not provided for by any existing Pension Plan, Benefit Plan or employment agreement described in the Publicly Available Company SEC Documents, (C) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement, or increase the rate or terms of any employee plan or benefit arrangement, (D) enter into any employment agreement with or for the benefit of any person or (E) increase the rate of compensation under or otherwise change the terms of or renew any existing employment agreement; provided, however, that nothing in this clause (vii) shall (x) preclude payments under the terms of the existing incentive compensation plans of the Company in accordance with past practice or (y) preclude the Company from extending the term of any employment agreement of any senior officer (other than Peter Boylan and Joe Kiener) for up to two years or (z) preclude the Company from adjusting the base compensation with respect to any senior officer (other than Peter Boylan and Joe Kiener) by not more than 15%;

        (viii)  change its fiscal year;

        (ix) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (x) indebtedness incurred to effect a transaction disclosed on Schedule 4.1(a) of the Company Disclosure Schedule,
   (y) indebtedness incurred or assumed in connection with one or more acquisition transactions permitted under Section 4.1(a)(iv), provided that indebtedness assumed in connection with any such transaction (as opposed to indebtedness incurred to effect any such transaction which will be counted solely against the limitations of Section 4.1(a)(iv)) shall not exceed the amount that would otherwise be permitted to be incurred pursuant to clause
   (z) below plus any remaining balance in the Company Acquisition Basket, and
   (z) indebtedness which when added to existing indebtedness of the Company and its subsidiaries (other than indebtedness incurred pursuant to clause (x) and indebtedness incurred or assumed pursuant to clause (y) to the extent that such indebtedness reduces the available amount in the Company Acquisition Basket) does not exceed in the aggregate $650 million, or (B) other than in the ordinary course of business consistent with past practice and within the limits specified in Section 4.1(a)(iv) or as set forth on Schedule 4.1(a), make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

        (x) make or agree to make any new capital expenditures (exclusive of expenditures set forth on Schedule 4.1(a)) for tangible physical assets which in the aggregate exceed $50 million;

        (xi) purchase or acquire, or permit or cause any of its subsidiaries to purchase or acquire, beneficial or record ownership of any shares of Parent Common Stock;

        (xii) except in the ordinary course of business consistent with past practice, modify, amend, renew, fail to renew or terminate any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims; or

        (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

   (b) Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Between the date of this

Agreement and the Effective Time or until the earlier termination of this Agreement pursuant to its terms, except (1) as contemplated by this Agreement,
(2) as set forth in Section 4.1(b) of the Parent Disclosure Schedule, or (3) with the prior written consent of the Company, Parent shall not, and shall not permit any of its subsidiaries to:

        (i) (A) declare, set aside or pay (whether in cash, stock, property or otherwise) any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary of Parent to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; provided, however, that with respect to clause (C) only, Parent may take such actions in an aggregate amount not to exceed $50 million in addition to any such actions taken as required by the proviso in Section 4.1(b)(ii)(C) to offset issuances of capital stock in an acquisition permitted under Section 4.1(b)(iv);

        (ii) (x) issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, grant, sale, award, pledge or other encumbrance (including limitations in voting rights) or authorization of, any shares of its capital stock, any voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, (y) amend or otherwise modify the terms of any such rights, warrants or options (except as expressly contemplated by this Agreement) or (z) accelerate the vesting of any of the stock options in each case other than (A) the issuance of Parent Common Stock upon the exercise of stock options outstanding under the Parent Stock Incentive Plan on the date of this Agreement in accordance with their present terms or in accordance with the present terms of any employment agreements existing on the date of this Agreement, (B) the grant of stock options to employees and directors to purchase up to 1,000,000 shares of Parent Common Stock (at an exercise price equal to the fair market value of the Parent Common Stock on the date of grant) pursuant to the Parent Stock Incentive Plan as in effect on the date of this Agreement (as the same may be amended to increase the number of shares of Parent Common Stock which may be the subject of awards thereunder), and the issuance of Parent Common Stock upon the exercise thereof, and (C) the issuance of Parent Common Stock in connection with a transaction not prohibited by Section 4.1(b)(iv); provided, however, that stock issuances in connection with a transaction permitted under Section 4.1(b)(iv) hereof may not exceed the number of shares of Parent Common Stock purchased by the Parent after the date hereof;

        (iii) amend its Amended and Restated Articles of Association or Amended and Restated Memorandum of Association, other than as contemplated by the Domestication;

        (iv) acquire or agree to acquire (for cash or shares of stock or otherwise) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof; provided, however, that the Parent and its subsidiaries may enter into such transactions (in addition to those listed on Schedule 4.1(b)), other than with an affiliate, if the purchase price and required capital contributions therefore (whether consisting of cash or Parent Common Stock or a combination of both) do not exceed, in the aggregate, $200 million (the "Parent Acquisition Basket"), and if such transactions would not be reasonably likely to prevent or materially delay the consummation of the Merger;

        (v) mortgage or otherwise encumber or subject to any lien (a non-exclusive license shall not be considered a mortgage, encumbrance or lien), or sell, lease, exchange or otherwise dispose of any of, its properties or assets, except for sales of its properties or assets in the ordinary course of business consistent with past practice or other sales that, exclusive of the transactions listed on Schedule 4.1(b) of the Parent Disclosure Schedule, do not exceed, in the aggregate $50 million;

        (vi) dispose of, pledge or encumber any of Parent's or its subsidiaries' intellectual property, except through non-exclusive license agreements;

        (vii)  change its fiscal year;

        (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (x) indebtedness incurred to effect a transaction disclosed on Schedule 4.1(b) of the Parent Disclosure Schedule, (y) indebtedness incurred or assumed in connection with one or more acquisition transactions permitted under Section 4.1(b)(iv), provided that indebtedness assumed in connection with any such transaction (as opposed to indebtedness incurred to effect any such transaction which will be counted solely against the limitations of Section 4.1(b)(iv)) shall not exceed the amount that would otherwise be permitted to be incurred pursuant to clause
   (z) below plus any remaining balance in the Parent Acquisition Basket, and
   (z) indebtedness which when added to existing indebtedness of Parent and its subsidiaries (other than indebtedness incurred pursuant to clause (x) and indebtedness incurred or assumed pursuant to clause (y) to the extent that such indebtedness reduces the available amount in the Parent Acquisition Basket) does not exceed in the aggregate $50 million, or (B) other than in the ordinary course of business consistent with past practice and within the limits specified in Section 4.1(b)(iv), make any loans, advances or capital contributions to, or investments in, any other person, other than to Parent or any direct or indirect wholly owned subsidiary of Parent;

        (ix) purchase or acquire, or permit or cause any of its subsidiaries to purchase or acquire, beneficial or record ownership of any shares of Company Common Stock;

        (x) make or agree to make any new capital expenditures (exclusive of expenditures set forth on Schedule 4.1(b)) for tangible physical assets which in the aggregate exceed $50 million;

        (xi) except in the ordinary course of business consistent with past practice, modify, amend, renew, fail to renew or terminate any material contract or agreement to which the Parent or any subsidiary is a party or waive, release or assign any material rights or claims; or

        (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

   Section 4.2  No Inconsistent Company Activities.

   (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, the Company or any of its subsidiaries to, directly or indirectly, solicit or initiate, or knowingly encourage the submission of, any Company Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal or amend or grant any waiver or release of any standstill agreement. For purposes of this Agreement, "Company Takeover Proposal" means any proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally) regarding (i) a merger, consolidation, purchase of assets (other than purchases of assets or inventory in the ordinary course of business), tender offer, share exchange or other business combination or similar transaction involving the Company or any of its subsidiaries, (ii) any proposal or offer to acquire in any manner, directly or indirectly, any equity interest in or any voting securities of the Company or any of its subsidiaries which constitutes 10% or more of the total of such equity interests or voting securities, or a substantial portion of the assets of the Company or any of its subsidiaries, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of 10% or more of the then outstanding shares of capital stock of the Company or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Neither the Company nor any of its subsidiaries shall, directly or indirectly, release any third party from any confidentiality agreement relating to any transaction of the nature referred to in the definition of Company Takeover Proposal, as if the references to 10% therein referred to 1%. Nothing contained herein shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with respect to a Company Takeover Proposal by means of a tender offer.

   (b) The Company shall promptly advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, or any inquiry with respect to or which could lead to any Company Takeover Proposal, the material terms and conditions of such request, Company Takeover Proposal or inquiry, and the identity of the person making any such Company Takeover Proposal or inquiry. The Company shall keep Parent informed of the status and details of any such request, Company Takeover Proposal or inquiry.

   (c) The Company shall not provide any non-public information to a third party unless the Company provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreements (as defined in Section 5.2 hereof) previously entered into between Parent and the Company. The Company shall be entitled to provide copies of this
Section 4.2 to third parties who, on an unsolicited basis after the date of this Agreement, contact the Company regarding a Company Takeover Proposal, provided that Parent shall concurrently be notified of such contact and delivery of such copy.

   (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Sub) conducted prior to the date of this Agreement with respect to any of the foregoing.

   Section 4.3  No Inconsistent Parent Activities.

   (a) In light of the consideration given by the Board of Directors of Parent prior to the execution of this Agreement to, among other things, the transactions contemplated hereby, the strategic benefits associated with the Merger and the settlement of pending litigation between the parties hereto that will result from the Merger, and in light of Parent's representations contained in Section 3.2(n), from and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Parent agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent of, Parent or any of its subsidiaries to, directly or indirectly, solicit or initiate, or knowingly encourage the submission of, any Parent Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Parent Takeover Proposal, or amend or grant any waiver or release of any standstill agreement or approve any termination or amendment of the Parent Rights Agreement (as defined below) or redemption of rights thereunder (other than as contemplated by Section 5.10 hereof). For purposes of this Agreement, "Parent Takeover Proposal" means any proposal (whether or not in writing and whether or not delivered to Parent's stockholders generally) regarding (i) a merger, consolidation, purchase of assets (other than purchases of assets or inventory in the ordinary course of business), tender offer, share exchange or other business combination or similar transaction involving Parent or any of its subsidiaries, (ii) the acquisition in any manner, directly or indirectly, of any equity interest in or any voting securities of Parent or any of its subsidiaries which constitutes 10% or more of the total of such equity interests or voting securities, or a substantial portion of the assets of Parent or any of its subsidiaries, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of Parent, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Neither Parent nor any of its subsidiaries shall, directly or indirectly, release any third party from any confidentiality agreement relating to any transactions of the nature referred to in the definition of Parent Takeover Proposal, as if the reference to 10% therein referred to 1%. Nothing contained in this Agreement shall prevent the Board of Directors of Parent from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with respect to a Parent Takeover Proposal; provided, however, that the Board of Directors of Parent will not recommend a Parent Takeover Proposal unless it determines by a majority vote in its good faith judgment (on the basis of the written advice of Parent's outside legal counsel) that it must recommend a Parent Superior Proposal (as defined below) to comply with its fiduciary duties under applicable law.

   (b) The restrictions set forth in Section 4.3(a) shall not prevent the Board of Directors of Parent (or any officer, director or employee of, or any investment banker, attorney or other advisor, representative or agent, of Parent) in the exercise of and as required by its fiduciary duties as determined by the Board of Directors of Parent in good faith (after consultation with and not inconsistent with the advice of Parent's outside legal counsel) from engaging in discussions or negotiations with (but not directly or indirectly soliciting or initiating such discussions or negotiations or directly or indirectly encouraging inquiries or the making of any Parent Takeover Proposal), and furnishing information concerning Parent and its business, properties and assets to, a third party who makes a written, unsolicited, bona fide Parent Takeover Proposal (except that for purposes of this Section 4.3(b), to constitute a Parent Takeover Proposal such proposal,
(x) if relating to the acquisition in any manner of any equity interest in or any voting securities of Parent or any of its subsidiaries, must contemplate the acquisition of 50% or more, rather than 10% or more, of the total of such equity interests or voting securities and (y) if relating to the acquisition by any person in any manner of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Parent, must contemplate the acquisition of 50% or more, rather than 10% or more, of the then outstanding shares of capital stock of Parent) that, after taking into consideration the strategic benefits to Parent of the Merger and the termination of the Subject Litigation (as defined below) that will result from the Merger, (A) is financially superior to the Merger, as determined in good faith by Parent's Board of Directors after consultation with, and the receipt of an opinion from, Parent's financial advisors, which shall be of national reputation and (B) will constitute a transaction for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Parent, is reasonably capable of being obtained (any such Parent Takeover Proposal satisfying both clauses (A) and (B) above is herein referred to as a "Parent Superior Proposal"); provided that in advance of the taking of any such actions by Parent the Company shall have been notified in writing of such Parent Superior Proposal and given a copy of such Parent Superior Proposal.

   (c) Parent shall provide the Company (for at least five business days following the receipt of such notice) an opportunity to amend this Agreement to provide for terms and conditions no less favorable than the Parent Superior Proposal in which event Parent shall cause its respective financial and legal advisors to negotiate in good faith with the Company to make such adjustments to the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated hereby. The provisions of this paragraph shall apply to successive Parent Superior Proposals (provided that each such Parent Superior Proposal shall meet the then applicable requirements thereof, based upon the terms of this Agreement in effect on the date hereof or as such terms shall be modified, amended or superseded).

   (d) Parent shall promptly advise the Company orally and in writing of any request for information or of any Parent Takeover Proposal, or any inquiry with respect to or which could lead to any Parent Takeover Proposal, the material terms and conditions of such request, Parent Takeover Proposal or inquiry, and the identity of the person making any such Parent Takeover Proposal or inquiry. Parent shall keep the Company informed of the status and details of any such request, Parent Takeover Proposal or inquiry.

   (e) Notwithstanding Section 4.3(b), Parent shall not provide any non-public information to a third party unless Parent provides such non-public information pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality

Agreements (as defined in Section 5.2 hereof) previously entered into between Parent and the Company. Parent shall be entitled to provide copies of this
Section 4.3 to third parties who, on an unsolicited basis after the date of this Agreement, contact Parent regarding a Parent Takeover Proposal, provided that the Company shall concurrently be notified of such contact and delivery of such copy.

   (f) Parent shall immediately cease and cause to be terminated any existing discussion or negotiations with any parties (other than the Company) conducted prior to the date of this Agreement with respect to any of the foregoing and will exercise its rights under any confidentiality agreements with any such parties to require the return of confidential information provided by Parent or its representatives to any such parties.

                                   ARTICLE V

                             Additional Agreements

   Section 5.1 Preparation of Form S-4 and the Proxy Statement; Other Filings; Stockholders' Meetings.

   (a) As promptly as reasonably practicable after the execution of this Agreement, (i) the Company and Parent shall prepare and file with the SEC a preliminary joint proxy statement in form and substance satisfactory to each of the Company and Parent, relating to the meeting of the Company's stockholders to be held to obtain the Company Stockholder Approval and the meeting of the Parent's Stockholders to obtain the Parent Stockholder Approvals (together with any amendments thereof or supplements thereto, the "Proxy Statement") and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Form S-4") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of shares of Parent Common Stock in connection with the transactions and matters contemplated hereby. As promptly as reasonably practicable after the date of this Agreement, Parent and the Company shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or Blue Sky Laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Parent and the Company will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Form S-4, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Form S-4, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Form S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 to become effective as promptly as reasonably practicable, and shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Company authorizes Parent to utilize in the Form S-4 and in all such state filed materials, the information concerning the Company and its subsidiaries provided to Parent in connection with, or contained in, the Proxy Statement. Parent promptly will advise the Company when the Form S-4 has become effective and of any supplements or amendments thereto, and the Company shall not distribute any written material that would constitute, as advised by counsel to the Company, a "prospectus" relating to the Merger or the Parent Common Stock within the meaning of the Securities Act or any applicable state securities law without the prior written consent of Parent. As promptly as reasonably practicable after the Form S-4 shall have become effective, each of the Company and Parent shall mail the Proxy Statement to its respective stockholders.

   (b) Parent agrees promptly to advise the Company if at any time prior to the meeting of the Parent's Stockholders or the meeting of the Company's stockholders any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Parent will furnish the Company with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to

Parent and its subsidiaries, to comply with applicable law after the mailing thereof to the Parent's Stockholders or the Company's stockholders.

   (c) Each of Parent and the Company agrees that none of the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in (i) the Form S-4 shall, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement shall, at the date it is first mailed to the Company's stockholders or the Parent's stockholders or at the time of the Company Stockholders' Meeting (as defined below) or the Parent Stockholders' Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

   (d) The Company agrees promptly to advise Parent if at any time prior to the meeting of the Parent's Stockholders or the meeting of the Company's stockholders any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable law after the mailing thereof to the Parent's Stockholders or the Company's stockholders.

   (e) As soon as reasonably practicable following the date of this Agreement, the Company shall call and hold a meeting of its stockholders (the "Company Stockholders' Meeting") and the Parent shall call and hold a meeting of Parent's Stockholders (the "Parent Stockholders' Meeting"). The purpose of such meetings shall be to obtain the Company Stockholder Approval and the Parent Stockholder Approvals, respectively. Each of the Company and Parent shall coordinate and cooperate with respect to the timing of the Company Stockholders' Meeting and Parent Stockholders' Meeting and shall use reasonable efforts to hold such meetings on the same day. Each of the Company and Parent shall use its best efforts to solicit from its stockholders proxies, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law or otherwise to obtain the Company Stockholder Approval and the Parent Stockholder Approvals, respectively, and through its respective Board of Directors, shall recommend to its respective stockholders the obtaining of the Company Stockholder Approval and the Parent Stockholder Approvals, respectively; provided, however, that the recommendation of the Board of Directors of Parent may not be included or may be withdrawn or modified if previously included if but only if a Parent Superior Proposal has been made and Parent is in compliance with the provisions of Section 4.3(b) and
Section 4.3(c). Unless this Agreement is previously terminated in accordance with Article 7, Parent shall submit the issuance of Parent Common Stock pursuant to the terms of this Agreement and the Domestication to a vote of its stockholders at the Parent Stockholders' Meeting even if the Board of Directors of Parent determines at any time after the date hereof that the Merger is no longer advisable and withdraws its recommendation that Parent Stockholders approve such transaction.

   Section 5.2 Access to Information; Confidentiality. The Company shall, and shall cause each of its respective subsidiaries to, afford to Parent, and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its respective subsidiaries to, furnish promptly to Parent, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to hold, any confidential information confidential in accordance with the Confidentiality Agreements between Parent and the Company (the "Confidentiality Agreements").

   Section 5.3  Appropriate Action; Consents; Filings.

   (a) Without limiting the obligations of the parties in Section 5.3(b), each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein and (ii) make promptly all filings with or applications to the FCC with respect to the transactions contemplated herein. The parties hereto will use their respective best efforts, and will take all actions necessary, to consummate and make effective the transactions contemplated herein and to cause the conditions to the Merger set forth in
Article VI to be satisfied, (including using best efforts, and taking all actions necessary, to obtain all licenses, permits, consents, approvals, authorizations, waivers, qualifications and orders of Governmental Entities as are necessary for the consummation of the transactions contemplated herein), and will do so in a manner designed to obtain such regulatory clearances and the satisfaction of such conditions as expeditiously as possible.

   (b) The Company and Parent each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under any antitrust, competition, communications or broadcast law that may be asserted by any U.S. federal, state and local and non-United States antitrust or competition authority, or by the FCC or similar authority, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the consent of the FCC to or avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that neither the Company, Parent nor any of their respective subsidiaries shall be required to divest assets on which their respective electronic program guide businesses are dependent if such divestiture would have a material adverse effect on their electronic program guide business or take any other action that materially and adversely impacts their respective abilities to participate in the electronic program guide business. In addition, each of the Company and Parent agree to take promptly any and all steps necessary to obtain any consent or to vacate or lift any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity (each, an "Order") relating to antitrust or communications matters that would have the effect of making any of the transactions contemplated by this Agreement illegal or otherwise prohibiting or materially delaying their consummation. Notwithstanding the above, Parent and the Company shall not be obligated to take any action pursuant to the foregoing if the board of directors of each of Parent and the Company determine that the taking of such action is reasonably likely to have a material adverse effect on the economic or business benefits of the transactions contemplated by this Agreement.

   (c) Each of the Company and Parent shall give (or shall cause its respective subsidiaries to give) any notices to third parties, and the Company and Parent shall use, and cause each of its subsidiaries to use, its reasonable best efforts to obtain any third party consents, necessary, proper or advisable to consummate the Merger. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Entity, including immediately informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Entity, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Entity with respect to this Agreement.

   Section 5.4  Stock Options.

   (a) At the Effective Time, each outstanding Company Stock Option, whether vested or unvested, shall be assumed by Parent. Accordingly, each Company Stock Option shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Company Stock Option, the number, rounded down to the nearest whole integer, of full shares of Parent Common Stock the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option in full, including as to unvested shares, immediately prior to the Effective Time, at a price per share equal to (y) the exercise price per share for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the Exchange Ratio, with such exercise price per share rounded up to the nearest whole cent (except that all vesting periods with respect to Company Stock Options granted prior to January 1, 1999 and 200,000 Company Stock Options granted to each of Peter Boylan and Joe Kiener on or after January 1, 1999 shall accelerate and such Company Stock Options will remain exercisable for the balance of their term).

   (b) As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Stock Option a document evidencing the foregoing assumption of such Company Stock Option by Parent.

   (c) As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form), or another appropriate form with respect to the shares of Parent Common Stock subject to such Company Stock Options. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Stock Option Plans assumed pursuant to this Section 5.4 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act.

   (d) Parent will grant options for up to 300,000 shares of Parent Common Stock following the Effective Time to certain senior officers (other than Peter Boylan and Joe Kiener) who were senior officers of the Company with an exercise price equal to the then current market price of shares of Parent Common Stock in accordance with the recommendations of the Company's current directors provided to the Parent Compensation Committee; provided, however, that without the approval of the Parent Compensation Committee, (i) no single officer may be granted options to purchase more than 30,000 shares of Parent Common Stock, and
(ii) officers employed by the following divisions of the Company may not be granted options for more than 75,000 shares of Parent Common Stock in the aggregate for each such division: TV Guide Magazine, Super Star and UVTV.

   (e) Parent and the Company hereby agree to provide the other with the following promptly upon the written request of such other party, but in no event more frequently than once a month: (i) the number of shares of Parent Common Stock or Company Common Stock, as the case may be, repurchased after September 30, 1999 and prior to the Closing in accordance with the proviso in
Section 4.1(a)(ii)(E) or the proviso in Section 4.1(b)(ii)(C), as the case may be, and (ii) the number of shares of Parent Common Stock or Company Common Stock, as the case may be, issued after September 30, 1999 and prior to the Closing.

   Section 5.5 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. All of such taxes and expenses shall be borne equally by Parent and the Company.

   Section 5.6  Indemnification and Insurance.

   (a) The certificate of incorporation and the bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability substantially identical to those set forth in the Company's certificate of incorporation and bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company unless such modification is required by law.

   (b) If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.

   Section 5.7 Fees and Expenses. Except as provided in Section 7.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses, other than attorneys' and accountants' fees and expenses, incurred in connection with printing the Proxy Statement and Form S-4, as well as the filing fee relating to the Proxy Statement and Form S-4 paid to the SEC, will be shared equally by Parent and the Company. Parent and the Company shall share equally the fees incurred in connection with the filing of the premerger notification and report form pursuant to the HSR Act.

   Section 5.8 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or association.

   Section 5.9 Takeover Statutes. If any "takeover" statute shall become applicable to the transactions contemplated hereby, each of the Company, the members of the Board of Directors of the Company, Parent and the Board of Directors of Parent, subject to fiduciary duties, shall grant such approvals and take such actions as are necessary such that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such takeover statute on the transactions contemplated hereby.

   Section 5.10 Rights Agreement. The Board of Directors of Parent has taken all action necessary to render the Rights Agreement, dated July 10, 1998, by and between Parent and American Stock Transfer & Trust Company (the "Parent Rights Agreement") inapplicable to the Merger and the other transactions contemplated by this Agreement. Prior to the Effective Time, Parent shall either (i) amend the Parent Rights Agreement in the form attached hereto as Exhibit 5.10, or (ii) adopt a new shareholders' rights agreement identical to the Parent Rights Agreement, except as amended to reflect the fact that Parent is then a Delaware corporation and to reflect the amendments reflected in the form attached hereto as Exhibit 5.10, in each case immediately prior to the Effective Time. Such amendment or new shareholders' rights agreement is referred to herein as the "Parent Rights Agreement Amendment."

   Section 5.11 Nasdaq National Marketing Listing. Parent shall use its best efforts to cause the shares of Parent Common Stock issuable to the stockholders of the Company in the Merger, and those required to be reserved for issuance in connection with the Merger, to be listed for trading on the Nasdaq National Market.

   Section 5.12 Board of Directors of Parent. The Board of Directors of Parent will take all actions necessary to cause the Board of Directors of Parent, immediately after the Effective Time, to consist of twelve persons, six of whom shall be designated by Parent (one of whom shall be Henry C. Yuen and two of whom shall be Independent Directors (as that term is defined in the Bylaws of Parent)), and six of whom shall be designated by the Board of Directors of the Company prior to the Effective Time (one of whom shall be Peter Boylan, one of whom shall be Joe Kiener, and two of whom shall be Independent Directors (as that term is defined in the Bylaws of Parent)). If, prior to the Effective Time, any of Parent or the Company designees shall decline or be unable to serve as a director, Parent (if such person was designated by Parent) or the Company (if such person was designated by the Company) shall designate another person to serve in such person's stead.

   Section 5.13 Committees of the Board of Directors of Parent. The Board of Directors of Parent will take all actions necessary to cause the following committees of the Board of Directors of Parent to be formed, immediately after the Effective Time:

      (a) An executive committee comprised of four directors consisting of the Chairman and Chief Executive Officer of Parent, the Chief Financial Officer of Parent, one director designated by Liberty, and one director designated by News Corp.

      (b) A compensation committee comprised of five members of the Board of Directors of Parent which will consist of two Independent Directors (as that term is defined in the Bylaws of Parent) designated by Parent, one Independent Director (as that term is defined in the Bylaws of Parent) designated by Liberty, one Independent Director (as that term is defined in the Bylaws of Parent) designated by News Corp. and the Chairman and Chief Executive Officer of Parent.

      (c) A special committee consisting of three members of the Board of Directors of Parent which will be established and will be empowered to determine issues related to Parent's relationship with and among service providers. The members of the special committee will consist of the Chairman and Chief Executive Officer of Parent, a director designated by Liberty and a director designated by News Corp.

      (d) An audit committee comprised of the Chief Financial Officer of Parent, one Independent Director (as that term is defined in the Bylaws of Parent) designated by Parent and two Independent Directors (as that term is defined in the Bylaws of Parent) one of whom shall be designated by Liberty and one of whom shall be designated by News Corp.

   Section 5.14  Tax Matters.

      (a) This Agreement is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code.

      (b) If required by the SEC, the Company shall cause its counsel, Baker & Botts, L.L.P., to deliver an opinion to the Company, dated the date of the Proxy Statement, to the effect that the Merger will qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. In connection with obtaining such opinions, the Company and Parent shall provide to such counsel customary representation letters upon which counsel may rely in rendering such opinion. The opinion shall, if requested, be filed with the SEC as part of the Proxy Statement.

      (c) If required by the SEC, Parent shall cause its counsel, O'Melveny & Myers, LLP, to deliver an opinion to Parent, dated the date of the Proxy Statement, to the effect that the Merger will qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code. In connection with obtaining such opinions, Parent and the Company shall provide to such counsel customary representation letters upon which counsel may rely in rendering such opinion. The opinion shall, if requested, be filed with the SEC as part of the Proxy Statement.

      (d) Between the date of this Agreement and the Effective Time, neither Parent nor Company nor their affiliates shall directly or indirectly take any action that could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code or that could prevent each of them from providing representations required from them in connection with obtaining the opinions specified in Sections 5.14(b) and (c) hereof.

      (e) Neither Parent nor Company shall (without the consent of the other) take any action, except as specifically contemplated by this Agreement, that could adversely affect the intended tax treatment of the transactions contemplated hereby.

   Section 5.15  Domestication; Certificates and Other Deliveries.

   (a) On or prior to the Closing Date, the Company shall have delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Secretary of State of Delaware and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and stockholders of the Company approving the execution, delivery and performance of this

Agreement and the Company Ancillary Agreements and the instruments contemplated hereby, certified by the Secretary of the Company, and (iii) a true and complete copy of the certificate of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the bylaws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

   (b) On or prior to the Closing Date, Parent shall have effected the Domestication and delivered to the Company (i) a good standing certificate from the Secretary of State of Delaware stating that Parent is a validly existing corporation together with a certificate of good standing from the Secretary of State of Delaware stating that Sub is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors of each of Parent and Sub approving the execution, delivery and performance of this Agreement and the Parent Ancillary Agreements and the instruments contemplated hereby, and of the stockholders of Parent approving the issuance of the Parent Common Stock pursuant to the Merger, each certified by the Secretary or the Assistant Secretary of the Company; (iii) a true, complete and certified copy of the Certificate of Incorporation of Parent, which shall be in the form attached to this Agreement and a true, complete and certified copy of the Certificate of Incorporation of Sub; and (iv) a true and complete copy of Parent's Bylaws which shall be in the form attached to this Agreement and a true and complete copy of the Bylaws, as amended, of Sub, each certified by the Secretary or Assistant Secretary of Parent and Sub, as applicable.

   Section 5.16 Pending Litigation. Each of the parties covenants and agrees that all activity (except as contemplated by this Section 5.16) with respect to the pending litigation between and among the parties and their respective affiliates (the "Subject Litigation") shall cease until the earlier of (i) the termination of this Agreement pursuant to Section 7.1 hereof, and (ii) the Effective Time. Each of the parties hereto agrees to take promptly any and all action required and to file appropriate documents with each court (the "Relevant Courts") in which the Subject Litigation is pending to inform the court of this
Section 5.16 and to request the stay of the Subject Litigation. Upon any termination of this Agreement pursuant to Section 7.1, unless the IPG License Agreement is effective, the stay implemented in connection with the Subject Litigation pursuant to this Section 5.16 shall be deemed automatically lifted and each of the parties hereto agrees to take promptly any and all actions required and to file appropriate documents with the Relevant Courts to lift the stay. The parties shall immediately and expeditiously as possible, following the execution of this Agreement, take all necessary steps to execute and file with the Relevant Courts the documents contemplated by this Section 5.16.

    Section 5.17 IPG License Agreement. In the event this Agreement is terminated pursuant to Section 7.1(b), (d), (e) or (g), the IPG License Agreement (the "IPG License Agreement") entered into on the date hereof by Parent and the Company in the form attached hereto as Exhibit 5.17, shall become effective as of the date on which this Agreement is so terminated if the Company so elects by giving notice to Parent within 30 days thereafter.

   Section 5.18 Rule 16b-3. Prior to the Effective Time, Parent and the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisition of Parent and the Company equity securities (including derivative securities) in connection with this Agreement and the Option Agreement by each person who (a) is a director or officer of Parent or the Company or (b) at the Effective Time, will become a director or officer of Parent, to be exempted under Rule 16b-3 promulgated under the Exchange Act.

   Section 5.19 Multichannel Video Programming. Following the date hereof, the Company shall enter into good faith negotiations with each multichannel video programming delivery ("MVPD") system in which News Corp. or its affiliates has an interest (each a "News MVPD") for the purpose of licensing the Company's IPG technology on commercial terms and conditions and News Corp. shall cause each such News MVPD to enter into good faith negotiations with the Company for the purpose of licensing the Company's IPG technology on commercial terms and conditions.

                                   ARTICLE VI

                              Conditions Precedent

   Section 6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

      (a) Stockholder Approvals. The Stockholder Approvals shall have been obtained;

      (b) Nasdaq National Market Listing. The shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for inclusion on the Nasdaq National Market, subject to official notice of issuance;

      (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger substantially on the terms contemplated hereby shall be in effect;

      (d) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC; and

      (e) HSR Act. The applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated.

   Section 6.2 Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are also subject to the following conditions, unless waived in writing by Parent:

      (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof, except, in all such cases, where the failure to be so true and correct would not have a material adverse effect on the Company;

      (b) Agreements and Covenants. The Company shall not have willfully and materially breached (i) any of the covenants specified in Section 4.1(a)(i) through (xiii), inclusive, or Sections 5.5 or 5.8, except, in all such cases, where the failure to have so performed or complied would not have a material adverse effect on the Company or (ii) any covenant in Section 4.2 or Article V (other than Sections 5.5 and 5.8) required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

      (c) Company Ancillary Documents. The Company Ancillary Agreements shall be valid, binding and enforceable pursuant to the terms thereof and hereof against the Company and its applicable subsidiaries, Liberty and News Corp., as the case may be; and

      (d) Share Ownership. The holders of Parent's outstanding Parent Common Stock immediately prior to the Closing shall own in the aggregate more than 50% of Parent's outstanding Parent Common Stock immediately following the Closing, provided that for purposes of such calculation, (i) Parent must use the number of issued and outstanding shares of Parent Common Stock on September 30, 1999 specified in Section 3.2(c) of this Agreement plus any shares of Parent Common Stock issued after September 30, 1999 and prior to the Closing, (ii) any shares of Parent Common Stock purchased by Parent or any person controlled by Parent after September 30, 1999 (other than shares of Parent Common Stock repurchased in accordance with the proviso in Section 4.1(b)(ii)(C)) shall be deemed to be outstanding immediately following the Closing, and (iii) any shares of Parent Common Stock repurchased after September 30, 1999 in accordance with the proviso in Section 4.1(b)(ii)(C) shall be deemed to be outstanding until the tenth business day following the receipt by the Company of written notice from Parent containing the date of any such repurchase and the number of shares of Parent Common Stock so repurchased.

   Section 6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the following conditions, unless waived in writing by the Company:

      (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct as of the date hereof, except, in all such cases, where the failure to be so true and correct would not have a material adverse effect on Parent and its subsidiaries taken as a whole;

      (b) Agreements and Covenants. Each of Sub and Parent shall not have willfully and materially breached (i) any of the covenants specified in
   Section 4.1(b)(i) through (xii), inclusive, or Sections 5.5 and 5.8, except, in all such cases, where the failure to have so performed or complied would not have a material adverse effect on Parent and its subsidiaries taken as a whole or (ii) any covenant in Section 4.3 or Article V (other than Sections
   5.5 and 5.8) required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

      (c) Parent Ancillary Agreements. The Parent Ancillary Agreements shall be valid, binding and enforceable pursuant to the terms thereof and hereof against Parent, its applicable subsidiaries and Henry C. Yuen, as the case may be; provided, however, that if Henry C. Yuen dies prior to the Effective Time, it shall not be a condition to the Company's obligations to effect the Merger that the Yuen Amendment and the Stockholders' Agreement be binding and enforceable upon Henry C. Yuen, as long as the Stockholders' Agreement continues to be binding and enforceable upon Parent and its applicable subsidiaries. The Yuen Employment Agreement as amended by the Yuen Amendment shall not have been amended, modified or supplemented in any manner.

                                  ARTICLE VII

                       Termination, Amendment and Waiver

   Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company or of Parent:

      (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors; or

      (b) by either Parent or the Company, if the Merger shall not have occurred by March 31, 2000, provided that if as of such date the waiting period (or any extension thereof) under the HSR Act has not expired or been terminated, or an action has been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger and remains unresolved, then such date shall be extended to September 30, 2000 (whichever date is operative being the "Reference Date"), and provided further that the right to terminate this Agreement under this
   Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before the Reference Date and such action or failure to act constitutes a breach of this Agreement; or

      (c) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein such that such breach would have a material adverse effect on Parent or the Company), but only if the conditions set forth in Section 6.2(a), Section 6.2(b), Section 6.2(c) or Section 6.2(d), as the case may be, would be incapable of being satisfied by the Reference Date; or

      (d) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein such that such breach would have a material adverse effect on the Company or Parent), but only if the conditions set forth in Section 6.3(a) or
   Section 6.3(b) or Section 6.3(c), as the case may be, would be incapable of being satisfied by the Reference Date, including, without limitation, as a result of the recommendation of the Merger of the Board of Directors of

   Parent having been withdrawn or modified prior to the termination of this Agreement other than as permitted by Section 5.1(a); or

      (e) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable; or

      (f) by either Parent or the Company if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof, provided that the right to terminate this Agreement under this Section 7.1(f) shall not be available to the Company where the failure to obtain stockholder approval of the Company's stockholders shall have been caused by the action or failure to act of the Company in breach of this Agreement; or

      (g) by either Parent or the Company if any approval of the Parent's Stockholders required for the consummation of the Merger and the Domestication shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Parent's Stockholders or at any adjournment or postponement thereof, provided that the right to terminate this Agreement under this Section 7.1(g) shall not be available to Parent where the failure to obtain the approval of the Parent's Stockholders shall have been caused by the action or failure to act of Parent in breach of this Agreement.

   Section 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except (i) as set forth in Section 5.7, Section 5.17, this Section 7.2, Section 7.5 and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful and material breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.

   Section 7.3 Amendment. This Agreement may be amended prior to the Effective Time by the parties at any time before or after approval hereof by the stockholders of the Company and Parent; provided, however, that after such stockholder approval there shall not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

   Section 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

   Section 7.5  Termination Fee; Liquidated Damages.

   (a) Upon any termination of this Agreement by Parent pursuant to Section 7.1(c) or by Parent or the Company pursuant to Section 7.1(f) hereof, the Company shall immediately pay to Parent $409 million (the "Company Termination Fee") by wire transfer of immediately available funds to an account designated by Parent.

   (b) Upon any termination of this Agreement by the Company or Parent pursuant to Section 7.1(g) hereof, Parent shall pay to the Company $205 million (the "Parent Termination Fee") by wire transfer of immediately available funds to an account designated by the Company; provided, however, that an additional amount shall be paid as liquidated damages, under the following circumstances: (i) if prior to the meeting of Parent's Stockholders there shall have been a Parent Takeover Proposal (except that for purposes of this Section 7.5(b)(i), to constitute a Parent Takeover Proposal such proposal, (x) if relating to the acquisition in any manner of any equity interest in or any voting securities of Parent or any of its subsidiaries, must contemplate the acquisition of 35% or more, rather than 10% or more, of the total of such equity interests or voting securities and (y) if relating to the acquisition by any person in any manner of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Parent, must contemplate the acquisition of 35% or more, rather than 10% or more, of the then outstanding shares of capital stock of Parent) or the recommendation of the Merger of the Board of Directors of Parent shall have been withdrawn or modified prior to the time of such termination or the meeting of Parent's Stockholders, Parent shall pay to the Company upon such termination by wire transfer of immediately available funds an additional fee of $204 million; and (ii) if at any time within 12 months following such termination of this Agreement (whether or not a Parent Takeover Proposal (as defined in Section 4.3(a)) was made prior to such termination), Parent enters into a definitive agreement for or consummates a transaction that if proposed prior to termination would have constituted a Parent Takeover Proposal (as defined in Section 4.3(a)) then Parent shall concurrently with such signing or closing pay the Company by wire transfer of immediately available funds, an additional $204 million but without in any case duplication of any payment made under clause (i). Upon any termination of this Agreement by the Company pursuant to Section 7.1(d) hereof, Parent shall immediately pay to the Company $409 million (the "Alternative Parent Termination Fee") by wire transfer of immediately available funds to an account designated by the Company.

   (c) Payment of the fees described in Sections 7.5(a) and (b) above constitute liquidated damages and shall be in lieu of all other damages incurred in the event of breach of this Agreement.

   Section 7.6 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

                                  ARTICLE VIII

                               General Provisions

   Section 8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except that any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger shall survive the Merger.

   Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)  if to Parent or Sub, to

           Gemstar International Group Limited
           135 North Los Robles Avenue, Suite 800
           Pasadena, California 91101
           Facsimile:  (626) 792-0257
           Attention:  Chief Executive Officer
           with a copy to:

           O'Melveny & Myers LLP
           Suite 1700
           610 Newport Center Drive
           Newport Beach, California 92660
           Facsimile:  (714) 669-6994
           Attention:  David A. Krinsky, Esq.
                       J. Jay Herron, Esq.

      (b)  if to the Company, to

           TV Guide, Inc.
           7140 S. Lewis Avenue
           Tulsa, Oklahoma 74136-5422
           Facsimile:  (918) 488-4951
           Attention:  General Counsel

           with a copy to:

           Baker & Botts, L.L.P.
           599 Lexington Avenue, Suite 2900
           New York, New York 10022-6030
           Facsimile:  (212) 705-5125
           Attention:  Elizabeth Markowski, Esq.

   Section 8.3  Definitions.  For purposes of this Agreement:

   (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

   (b) "Average Market Capitalization" means one-half of the sum of the Market Capitalization of the applicable corporation on the first day of the relevant period and on the last day of the relevant period. "Market Capitalization" means the product of the number of shares of the applicable corporation's common stock outstanding on the relevant date multiplied by the average closing market price of the Corporation's common stock for the 20 consecutive trading days immediately preceding such date.

   (c) "Company Ancillary Agreements" means the Stockholders' Agreement, the Company Option Agreement and the IPG License Agreement;

   (d) "material adverse change" or "material adverse effect" means, when used in connection with the Company, the Surviving Corporation or Parent, any change, event or effect that is materially adverse to the business, assets, financial condition or results of operations of such party and its subsidiaries taken as a whole, except to the extent that such change, event, or effect is attributable to or results from (i) general change in the industries in which the Company, the Surviving Corporation or Parent operate, (ii) changes in general economic conditions or securities markets in general, or (iii) the effect of the public announcement or pendency of the transactions contemplated hereby;

   (e) "Parent Ancillary Agreements" means the Parent Option Agreement, the IPG License Agreement, the Stockholders' Agreement, the Yuen Amendment and the Parent Rights Agreement Amendment;

   (f) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

   (g) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interest of which) is owned directly or indirectly by such first person.

   Section 8.4 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

   Section 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties whether by mail, overnight courier, personal delivery or facsimile, it being understood that all parties need not sign the same counterpart.

   Section 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, (and the other exhibits hereto), the Confidentiality Agreement and the other documents referenced herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Article II and Sections 5.4 and 5.6, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

   Section 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of laws, except for such provisions where the laws of the British Virgin Islands is mandatorily applicable, which provisions shall be governed by and construed in accordance with the laws of the British Virgin Islands.

   Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   Section 8.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement in any court other than a federal or State court sitting in the State of Delaware.

   Section 8.10 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any such jurisdiction to be invalid, prohibited or unenforceable for any reason, such provisions, as to such jurisdictions, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

   IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Attest:                                   "Parent"


                                          Gemstar International Group Limited,
                                           a British Virgin Islands corporation


By:     /s/ Stephen A. Weiswasser         By:          /s/ Henry Yuen
    _________________________________         _________________________________
    Name:  Stephen A. Weiswasser              Name:  Henry Yuen
    Title: Secretary                          Title: Chief Executive Officer


Attest:                                   "SUB"


                                          G Acquisition Subsidiary Corp., a
                                           Delaware corporation


By:     /s/ Stephen A. Weiswasser         By:          /s/ Henry Yuen
    _________________________________         _________________________________
    Name:  Stephen A. Weiswasser              Name:  Henry Yuen
    Title: Assistant Secretary                Title: Chief Executive Officer


Attest:                                   "Company"


                                          TV Guide, Inc., a Delaware corporation



By:    /s/ Craig M. Waggy                 By:      /s/ Peter C. Boylan III
    _________________________________         _________________________________
    Name:  Craig M. Waggy                      Name:  Peter C. Boylan III
    Title: Senior Vice President and          Title: President
           Chief Financial Officer

                                  EXHIBIT 1.4

                             CERTIFICATE OF MERGER
                             ---------------------

                             CERTIFICATE OF MERGER

                                       OF

                                 TV GUIDE, INC.

                                 WITH AND INTO

                         G ACQUISITION SUBSIDIARY CORP.

                         Pursuant to Section 251 of the
                        Delaware General Corporation Law
                        --------------------------------

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:   That the name and state of incorporation of each of the
constituent corporations to the merger are as follows:

     Name                                       State of Incorporation
     ----                                       ----------------------
     TV Guide, Inc. ("TV Guide")                Delaware
     G Acquisition Subsidiary Corp. (the        Delaware
     "Company")

     SECOND: That an Agreement and Plan of Merger, dated as of October 4, 1999, among Gemstar International Group Limited, a British Virgin Islands corporation, G Acquisition Subsidiary Corp., a Delaware corporation and a subsidiary of Gemstar, and TV Guide, Inc., a Delaware corporation (the "Merger Agreement"), has been approved, adopted, certified, executed and acknowledged by each of the Company and TV Guide in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD:   That the name of the surviving corporation of the merger is TVG,
Inc.

     FOURTH: That the certificate of incorporation of the Company, attached hereto as Exhibit A, shall be the certificate of incorporation of the surviving
          ---------
corporation.

     FIFTH:   That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 7140 S. Lewis Avenue, Tulsa, Oklahoma 74136.

     SIXTH:   That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of the Company or Gemstar.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Henry C. Yuen, the President and Chief Executive Officer of the Company, this ___ day of _______________, _____.

                                       G ACQUISITION SUBSIDIARY CORP.


                                       By: ___________________________________
                                          Name:  Henry C. Yuen
                                          Title: President and Chief Executive
                                                 Officer